EXHIBIT 8

                     LETTERHEAD OF DAVIS POLK & WARDWELL


                                (212) 450-4571


                                                              November 7, 1996



SunAmerica Inc.
SunAmerica Capital Trust III
1 SunAmerica Center
Los Angeles, California  90067


               Re: SunAmerica Capital Trust III -- 12,000,000 Trust Originated Preferred Securities


Ladies and Gentlemen:

               We have acted as special counsel for SunAmerica Inc. ("SunAmerica") and SunAmerica Capital Trust III (the "Trust") in connection with the Trust's issuance of 12,000,000 Trust Originated Preferred Securities (the "Preferred Securities"). In connection therewith, we have prepared the discussion set forth under the caption "Taxation" (the "Discussion") in the prospectus supplement dated November 7, 1996 (the "Prospectus Supplement") to the prospectus (the "Prospectus") that is part of the Registration Statement on Form S-3 (Registration Nos. 333-14201 and 333-14201-01) to be filed by SunAmerica and the Trust with the Securities and Exchange Commission.

               In rendering our opinion, we have examined the form of Amended and Restated Declaration of Trust of SunAmerica Capital Trust III dated as of November 13, 1996 (the "Declaration") included as an Exhibit to the Registration Statement, and have assumed that the Trustees will conduct the affairs of the Trust in accordance with the Declaration. We hereby confirm our opinion as set forth in the Discussion, which is a summary of the material United States federal income tax consequences of the ownership and disposition of the Preferred Securities.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Taxation" in the Prospectus Supplement. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.


                                       Very truly yours,

                                       /s/ Davis Polk & Wardwell